Exhibit 99.2

Dana Launches $300 Million Senior Notes Offering

MAUMEE, Ohio, November 5, 2019/PRNewswire/ – Dana Incorporated (NYSE: DAN) (“Dana”) today announced that it is commencing, subject to market conditions, a registered offering of $300 million aggregate principal amount of senior unsecured notes due 2027. The company intends to use the net proceeds from the offering, together with cash on hand, to purchase in the company’s concurrently announced tender offer, or redeem, all of the company’s outstanding 6.000% Senior Notes due 2023 and to pay related fees and expenses.

Citigroup Global Markets Inc.; Barclays Capital Inc.; BMO Capital Markets Corp., BofA Securities, Inc.; Credit Suisse Securities (USA) LLC; Goldman Sachs & Co. LLC; J.P. Morgan Securities LLC; Mizuho Securities USA LLC and RBC Capital Markets, LLC are acting as joint-bookrunning managers in the offering.

The offering is being made pursuant to the company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2019, and pursuant to a preliminary prospectus supplement, which will also be filed with the SEC.

A prospectus and prospectus supplement concerning the offering may be obtained from:

●

Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-800-831-9146 or by emailing prospectus@citi.com;

●	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com;

●	BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: High Yield Capital Markets, by calling 1-212-702-1882;

●	BofA Securities, Inc. NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department, by emailing dg.prospectus_requests@baml.com;

●	Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, Attention: Prospectus Department, by calling 1-800-221-1037 or by emailing ecm.prospectus@credit-suisse.com;

●	Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, by calling 1-866-471-2526, by faxing 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com;

●	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-866-803-9204;

●	Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, NY 10022, Attention: Debt Capital Markets Syndicate, by calling 1-866-271-7403; or

●	RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Leveraged Capital Markets, by calling 1-877-280-1299.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions for vehicles and machinery. The company’s portfolio improves the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. From axles, driveshafts, and transmissions to electrodynamic, thermal, sealing, and digital solutions, the company enables the propulsion of conventional, hybrid, and electric- powered vehicles by supplying nearly every vehicle manufacturer in the world.

Founded in 1904, Dana employs more than 37,000 people who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, and with locations in 33 countries across six continents, the company reported sales of $8.1 billion in 2018. Having established a dynamic, high-performance culture, the company has been recognized globally as a top employer, with significant honors in Asia, India, Italy, Mexico, and the United States.

Media Contact: Jeff Cole +1-419-887-3535 jeff.cole@dana.com	Investor Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com